As filed with the Securities and Exchange Commission on December 17, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GEOPHARMA, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-2600232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6950 Bryan Dairy Road Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

GEOPHARMA, INC.

PLAN TO PAY COMMON STOCK FOR LEGAL FEES

(Full title of plan)

MIHIR K. TANEJA

Chief Executive Officer

GEOPHARMA, INC.

6950 Bryan Dairy Road, Largo, Florida

(Name and address of agent for service)

(727) 544-8866

(Telephone number, including area code, of agent of service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.01 par value	2,000,000 shares(1)	$0.49	$980,000	$54.70

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on the average of the high and low prices reported on the Nasdaq Capital Market of $0.49 per share on December 9, 2009.

INTRODUCTORY NOTE

This Registration Statement covers 2,000,000 shares of common stock to be issued pursuant to this Registration Statement to individual attorneys for the payment of legal fees for legal services to the Registrant not related to capital raising activities, pursuant to individual stock payment agreements entered into, or to be entered into, between such individual attorneys and the Registrant. Such issuance has been approved by the Company’s board of directors.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission:

(1)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on October 20, 2000 and any amendment or report filed for the purpose of updating such description;

(2)	The Registrant’s annual report on Form 10-K for the fiscal year ended March 31, 2009;

(3)	The Registrant’s quarterly reports on Forms 10-Q for the three-month period ended June 30, 2009 and the six-month period ended September 30, 2009; and

(4)	The Registrant’s current reports on Form 8-K dated August 17, 2009, September 11, 2009 and November 25, 2009.

All documents subsequently filed by the Registrant with the Commission under Sections 13(a), 13(c), 14 and 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable (the Registrant’s common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended).

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Florida Business Corporation Act (the “Florida Act”) permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. The Company’s Articles of Incorporation and Bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. In addition, the Company may enter into Indemnification Agreements with its directors and executive officers in which the Registrant has agreed to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act. The indemnification provided by the Florida Act and the Company’s Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. The Company may obtain a liability insurance policy for its directors and officers as permitted by the Florida Act which may extend to, among other things, liability arising under the Securities Act.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.	EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Articles of Incorporation dated September 3, 1985 (incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on December 11, 1999)

4.2	Articles of Amendment to Articles of Incorporation of Innovative Companies, Inc. (incorporated by reference to Form 10-K filed with the Securities and Exchange Commission on June 30, 2008)

5	Opinion of Shumaker, Loop & Kendrick, LLP regarding the legality of the securities being registered.

23.1	Consent of Brimmer, Burek & Keelan LLP, Independent Registered Public Accounting Firm

23.3	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5).

24	Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of Directors of Registrant (included on signature pages to this Registration Statement)

ITEM 9.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, State of Florida, on this 15th day of December, 2009

GEOPHARMA, INC.

By:	/S/ MIHIR K. TANEJA
Name:	Mihir K. Taneja
Title:	Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Carol Dore-Falcone and Mihir K. Taneja, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto together and to file the same with all exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with any such registration statements or amendments and other documents in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ MIHIR K. TANEJA Mihir K. Taneja	Chief Executive Officer, Secretary and Director (Principal Executive Officer)	Signed December 15, 2009

/S/ CAROL DORE-FALCONE Carol Dore-Falcone	Senior Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	Signed December 15, 2009

/S/ JUGAL K. TANEJA Jugal K. Taneja	Chairman of the Board	Signed December 15, 2009

/S/ KOTHA S. SEKHARAM, PH.D Kotha S. Sekharam, Ph.D	President and Director	Signed December 15, 2009

/S/ MANDEEP K. TANEJA Mandeep K. Taneja	Vice President, General Counsel and Director	Signed December 15, 2009

/S/ BARRY H. DASH, PHD. Barry H. Dash, PhD	Director	Signed December 15, 2009

/S/ WILLIAM L. LAGAMBA William L. LaGamba	Director	Signed December 15, 2009

/S/ GEORGE L. STUART, JR. George L. Stuart, Jr.	Director	Signed December 15, 2009

/S/ SHAN SHIKARPURI, CPA Shan Shikarpuri, CPA	Director	Signed December 15, 2009

/S/ A. THEODORE STAUTBERG A. Theodore Stautberg	Director	Signed December 15, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Articles of Incorporation dated September 3, 1985 (incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on December 11, 1999)

4.2	Articles of Amendment to Articles of Incorporation of Innovative Companies, Inc. (incorporated by reference to Form 10-K filed with the Securities and Exchange Commission on June 30, 2008)

5	Opinion of Shumaker, Loop & Kendrick, LLP regarding the legality of the securities being registered.

23.1	Consent of Brimmer, Burek & Keelan LLP, Independent Registered Public Accounting Firm

23.3	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5).

24	Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of Directors of Registrant (included on signature pages to this Registration Statement)